                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 13, 1997
                                                  -------------

                           RICHEY ELECTRONICS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


  DELAWARE                    0-9788                      33-0594451
--------------           ----------------         -------------------------
 (State of               (Commission file               (IRS Employer
incorporation)               Number)                Identification Number)


         7441 Lincoln Way, Garden Grove, California                92641
       -------------------------------------------------------------------
         (Address of principal executive offices)               (Zip Code)

         Registrant's telephone number, including area code (714) 898-8288
                                                            --------------

Item 7.  Financial Statements and Exhibits.

     (b)  Pro Forma Financial Information.

          See Appendix 1 attached hereto which includes the following:

          Unaudited Pro Forma Condensed Balance Sheets
          (March 31, 1997)

          Unaudited Pro Forma Condensed Statements of Operations
          (Year Ended December 31, 1996)

          Unaudited Pro Forma Condensed Statements of Operations
          (Three Months Ended March 31, 1997)

          Notes to Unaudited Pro Forma Financial Statements

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        RICHEY ELECTRONICS, INC.
                                                (Registrant)



                                        By:  /s/ Richard N. Berger
                                           --------------------------
                                             Richard N. Berger
                                             Vice President,
                                             Chief Financial Officer
                                             and Secretary


July 8, 1997

                                                                     APPENDIX 1


                               RICHEY ELECTRONICS, INC.
                  UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


These pro forma condensed financial statements reflect the June 13, 1997 acquisition of Simmonds Technologies Inc. (STI). The pro forma condensed statements present the balance sheet as if the transaction had occurred on March 31, 1997 and the income statements as if the transaction occurred at January 1, 1996 for the year ended December 31, 1996 and carried through the three months ended March 31, 1997.

The following unaudited pro forma condensed statements of operations are derived from the audited statement of income of Richey Electronics, Inc. (Richey or the Company) for the year ended December 31, 1996 and the audited statement of income of STI for the year ended December 31, 1996. The March 31, 1997 balance sheet and the statement of operations for the three months ended March 31, 1997 are derived from their unaudited interim financial statements. The unaudited financial information herein reflects all adjustments, consisting only of normal recurring adjustments which, in the opinion of management of the respective companies, are necessary to fairly state the Company's financial position and results of its operations.

These pro forma condensed statements of operations and balance sheet do not purport to represent what the Company's results or financial condition would actually have been if the STI Acquisition had occurred on the dates indicated or to project the Company's results or financial condition for or at any future period or date. The pro forma adjustments, as described in the accompanying data, are based on available information and certain assumptions that management believes are reasonable.

The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and related notes of Richey and STI.

Certain amounts reported in the STI historical financial information have been reclassified to conform with the Richey presentations in the unaudited pro forma condensed balance sheet and statements of operations. The historical financial statements of STI have been translated to U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, FOREIGN CURRENCY TRANSLATION, utilizing the exchange rate in effect at March 31, 1997 of 1.3725 Canadian dollars to $1 and the average exchange rate of 1.3592 Canadian dollars to $1 and 1.3622 Canadian dollars to $1 for the three-month period ended March 31, 1997 and the year ended December 31, 1996, respectively.

The pro forma statements are presented to reflect the STI Acquisition accounted for under the purchase method of accounting.

A further description of the acquisition, nature and amount of consideration given and pro forma adjustments follow the pro forma condensed statements.

                               RICHEY ELECTRONICS, INC.
                          PRO FORMA CONDENSED BALANCE SHEETS
                                    MARCH 31, 1997
                                     (UNAUDITED)
                                      (IN 000s)

                                                                Historical
                                                 ------------------------------------------
                                                                                               Unaudited
                                                 Unaudited      Unaudited                      Pro Forma       Unaudited
                                                   Richey        Simmonds        Unaudited    Adjustments      Pro Forma
ASSETS                                           Electronics    Technologies     Combined      (Note 5)         Combined
------------------------------------------------------------------------------------------------------------------------
Current Assets
  Cash                                             $     29        $     -       $     29        $     -       $     29
  Trade receivables                                  29,367          4,460         33,827           (260)        33,567
  Inventories                                        41,865          7,616         49,481         (3,424)        46,057
  Deferred taxes                                      2,629              -          2,629              -          2,629
  Other current assets                                  750             15            765              -            765
                                                    --------------------------------------------------------------------
    TOTAL CURRENT ASSETS                             74,640         12,091         86,731         (3,684)        83,047
                                                    --------------------------------------------------------------------
Improvements and Equipment, net                       3,648          4,623          8,271         (3,170)         5,101
                                                    --------------------------------------------------------------------
Other Assets and Intangibles
  Deferred taxes                                      1,842              -          1,842          3,000          4,842
  Deferred debt costs                                 2,451              -          2,451              -          2,451
  Other                                                 435              -            435              -            435
                                                                                                   1,328
  Goodwill                                           46,930            285         47,215           (285)        48,258
                                                    --------------------------------------------------------------------
                                                     51,658            285         51,943          4,043         55,986
                                                    --------------------------------------------------------------------

                                                   $129,946        $16,999       $146,945        $(2,811)      $144,134
                                                    --------------------------------------------------------------------
                                                    --------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------
Current Liabilities
  Revolving line of credit                         $     -        $  5,756        $ 5,756      $  (5,756)      $     -
  Current maturities of long-term debt                3,553            885          4,438           (597)         3,841
  Accounts payable and accrued expenses              25,252          4,794         30,046            750         30,796
  Accrued restructuring costs                           280              -            280              -            280
                                                    --------------------------------------------------------------------
    TOTAL CURRENT LIABILITIES                        29,085         11,435         40,520         (5,603)        34,917
                                                    --------------------------------------------------------------------
Long-term Debt
  Due to related party                                   -           8,860          8,860         (8,860)            -
  Subordinated notes payable                          2,000             -           2,000             -           2,000
                                                                                                   5,756
  Other long-term debt                                7,450          3,013         10,463         (2,256)        15,056
                                                                                                   1,093
  Convertible subordinated notes payable             55,755             -          55,755             -          55,755
                                                    --------------------------------------------------------------------
                                                     65,205         11,873         77,078         (4,267)        72,811
                                                    --------------------------------------------------------------------
Stockholders' Equity
  Preferred stock, $.001 par value,
   authorized 10,000 shares, issued none                 -              -              -              -              -
  Common stock, $.001 par value,
   authorized 30,000,000 shares                           9            866            875           (866)             9
  Additional paid-in capital                         21,001             -          21,001            750         21,751
  Retained earnings                                  14,646         (7,175)         7,471          7,175         14,646
                                                    --------------------------------------------------------------------
    TOTAL STOCKHOLDERS' EQUITY                       35,656         (6,309)        29,347          7,059         36,406
                                                    --------------------------------------------------------------------
                                                   $129,946       $ 16,999       $146,945      $  (2,811)      $144,134
                                                    --------------------------------------------------------------------
                                                    --------------------------------------------------------------------

See Notes to Pro Forma Condensed Financial Statements.

                               RICHEY ELECTRONICS, INC.
                     PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                             YEAR ENDED DECEMBER 31, 1996
                                     (UNAUDITED)
                         (IN 000s EXCEPT EARNINGS PER SHARE)

                                                                Historical
                                                 ------------------------------------------
                                                 Unaudited      Unaudited                      Unaudited      Unaudited
                                                   Richey        Simmonds        Unaudited     Pro Forma      Pro Forma
                                                 Electronics    Technologies     Combined     Adjustments      Combined
------------------------------------------------------------------------------------------------------------------------
Net sales                                        $  226,215      $  30,651      $ 256,866      $             $  256,866
Cost of goods sold                                  168,664         23,077        191,741                       191,741
                                                    --------------------------------------------------------------------

    GROSS PROFIT                                     57,551          7,574         65,125                        65,125
                                                    --------------------------------------------------------------------

Operating expenses:
  Selling, warehouse, general and
    administrative                                   39,622         12,294         51,916                        51,916
  Amortization                                        1,448            509          1,957             58 (1)
                                                                                                    (478)(4)      1,537
                                                    --------------------------------------------------------------------
                                                     41,070         12,803         53,873           (420)        53,453
                                                    --------------------------------------------------------------------

    OPERATING INCOME (LOSS)                          16,481         (5,229)        11,252            420         11,672
                                                                                                    (325)(4)
Interest expense                                      5,569          1,310          6,879           (326)(2)      6,228
                                                    --------------------------------------------------------------------

    Income before income taxes                       10,912         (6,539)         4,373          1,071          5,444

Federal and state income taxes                        4,376             37          4,413            482 (3)      4,895
                                                    --------------------------------------------------------------------

    NET INCOME (LOSS)                               $ 6,536      $  (6,576)        $  (40)        $  589        $   549
                                                    --------------------------------------------------------------------
                                                    --------------------------------------------------------------------

Earnings per common share:
  Primary                                           $  0.72                                                     $  0.06
                                                    -------                                                     -------
                                                    -------                                                     -------
  Fully diluted                                     $  0.70                                                     $  0.06
                                                    -------                                                     -------
                                                    -------                                                     -------
Weighted average number of shares
  outstanding:
  Primary                                             9,060                                                       9,060
                                                    -------                                                     -------
                                                    -------                                                     -------
  Fully diluted                                      12,376                                                      12,376
                                                    -------                                                     -------
                                                    -------                                                     -------


See Notes to Pro Forma Condensed Financial Statements.

                               RICHEY ELECTRONICS, INC.
                     PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                          THREE MONTHS ENDED MARCH 31, 1997
                                     (UNAUDITED)
                         (IN 000s EXCEPT EARNINGS PER SHARE)

                                                                Historical
                                                 ------------------------------------------
                                                 Unaudited      Unaudited                       Unaudited     Unaudited
                                                   Richey        Simmonds        Unaudited      Pro Forma     Pro Forma
                                                 Electronics    Technologies     Combined      Adjustments     Combined
------------------------------------------------------------------------------------------------------------------------
Net sales                                         $  56,794       $  6,509       $ 63,303     $               $  63,303
Cost of goods sold                                   42,265          4,910         47,175                        47,175
                                                    --------------------------------------------------------------------

    GROSS PROFIT                                     14,529          1,599         16,128                        16,128
                                                    --------------------------------------------------------------------

Operating expenses:
  Selling, warehouse, general and
    Administrative                                   10,054          2,617         12,671                        12,671
                                                                                                      15 (1)
  Amortization                                          369            188            557           (181)(4)        391
                                                    --------------------------------------------------------------------
                                                     10,423          2,805         13,228           (166)        13,062
                                                    --------------------------------------------------------------------

    OPERATING INCOME (LOSS)                           4,106         (1,206)         2,900            166          3,066

                                                                                                     (81)(4)
Interest expense                                      1,261            270          1,531            (82)(2)      1,368
                                                    --------------------------------------------------------------------

    Income before income taxes                        2,845         (1,476)         1,369            329          1,698

Federal and state income taxes                        1,142              2          1,144            148 (3)      1,292
                                                    --------------------------------------------------------------------

    NET INCOME (LOSS)                               $ 1,703      $  (1,478)        $  225         $  181        $   406
                                                    --------------------------------------------------------------------
                                                    --------------------------------------------------------------------

Earnings per common share:
  Primary                                           $  0.19                                                     $  0.05
                                                    -------                                                     -------
                                                    -------                                                     -------

  Fully diluted                                     $  0.18                                                     $  0.05
                                                    -------                                                     -------
                                                    -------                                                     -------

Weighted average number of shares
  outstanding:
  Primary                                             9,063                                                       9,063
                                                    -------                                                     -------
                                                    -------                                                     -------

  Fully diluted                                      13,010                                                      13,010
                                                    -------                                                     -------
                                                    -------                                                     -------



See Notes to Pro Forma Condensed Financial Statements.

            NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


NOTE 1.  DESCRIPTION OF ACQUISITION

On June 13, 1997, Richey Electronics, Inc. (the Company or Richey) purchased from Simmonds Capital Limited (Simmonds) all of the common stock of Simmonds Technologies Inc. (STI), an indirect wholly owned subsidiary of Simmonds, for $1. STI is a distributor of interconnect, electromechanical and passive electronic components headquartered in Toronto, Ontario, with additional branch locations in the Montreal, Ottawa, Winnipeg, Saskatoon, Calgary, Edmonton and Vancouver regions.

In events related to the acquisition, Richey also issued to Simmonds a warrant to purchase 197,044 shares of Richey common stock at an exercise price of $10.15 per share. For purchase accounting purposes, the value of the warrant was estimated to be $750,000. In addition, Richey, through STI, contributed approximately $1.1 million toward the settlement of certain of STI's long-term capital lease obligations and facility leases to be retained by Simmonds and agreed to transfer to Simmonds $3.4 million of STI non-core inventory which Richey believes it will not be able to use in its operations. Simmonds also received a right to a future payment due March 31, 2002 from STI based upon a percentage of STI's operating earnings in 2001 as defined by Agreement. For purchase accounting purposes, this future payment will be accounted for as contingent consideration and will be recorded as additional purchase price when the amount is determinable. The additional consideration would be recorded as goodwill and amortized over the remaining economic life of the goodwill, or approximately ten years.

Under the terms of the transaction, Richey refinanced STI's bank indebtedness of approximately $5.8 million. Richey funded the STI bank debt refinancing and the contribution toward settlement of certain long-term obligations referred to in the previous paragraph by drawing upon the Company's $45 million revolving line of credit with Wells Fargo Bank, N.A.

STI has net operating loss carryforwards of approximately $8,800,000 (C$12,000,000) that are available to reduce future Canadian taxes.

NOTE 2.  NATURE AND AMOUNT OF CONSIDERATION GIVEN

The preliminary allocation of the purchase price after adjusting to fair value the assets and liabilities of STI is based upon estimates that are currently available and is subject to change based upon final numbers. The final allocation will be contingent upon completion of management's assessment of the fair value of net assets acquired.

The preliminary allocation of the purchase price is as follows:

                                                                 U.S. Dollars
                                                                 ------------
Consideration and liabilities assumed:
 Bank debt assumed and then refinanced                               $  5,756
 Accounts payable, accrued expenses and lease obligations assumed       5,839
 Cash contribution toward settlement of long-term lease obligations     1,093
 Transaction costs                                                        750
 Common stock warrants                                                    750
 Contingent payment obligation                                              -
                                                                 ------------
                                                                     $ 14,188
                                                                 ------------
                                                                 ------------

            NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Allocated to:
 Current assets                                                         $ 8,407
 Deferred tax assets                                                      3,000
 Leasehold improvements, fixtures and assets acquired
  under capital leases                                                    1,453
 Goodwill                                                                 1,328
                                                                   ------------
                                                                        $14,188
                                                                   ------------
                                                                   ------------

In the preliminary allocation of the purchase price, the Company has recorded a deferred tax asset of $3,000,000, which is net of a valuation allowance of approximately $1,000,000. Realization of this deferred tax asset is dependent upon the Company generating Canadian taxable income of approximately $6,500,000 before the final expiration of these loss carryforwards which is 2002 and 2003. Due to the uncertainty inherent in forecasts of future results, management has established the valuation allowance to reduce the net deferred tax asset to the tax benefit expected to be realized over the next three to five years.


NOTE 3.  INCOME STATEMENT PRO FORMA ADJUSTMENTS

The pro forma adjustments associated with the condensed income statements are as follows:


                                                                                                   Three Months
                                                                               Year Ended               Ended
                                                                               December 31,           March 31,
                                                                                   1996                 1997
                                                                               --------------------------------
(1) To record goodwill amortization adjustments to reflect:
     Elimination of STI goodwill amortization included in STI's historical
      statements                                                               $   (31,000)        $    (7,000)
     Amortization of goodwill on Company's income statement as a result
      of STI acquisition based on 15-year estimated life                            89,000              22,000
                                                                               --------------------------------

                                                                               $    58,000         $    15,000
                                                                               --------------------------------
                                                                               --------------------------------

(2) To adjust interest expense to reflect the following:
     Interest on additional debt of $1,093,000 to fund cash contribution toward settlement of long-term leases at incremental borrowing
      rate of 8% on Richey's revolving line of credit                          $    87,000         $    21,000
     Reduced interest costs as average debt of approximately $10,300,000 for STI has been assumed to be incurred at the Company's
      incremental borrowing rate of 8% instead of STI's rate of 12%              (413,000)           (103,000)
                                                                               --------------------------------

                                                                               $  (326,000)         $  (82,000)
                                                                               --------------------------------
                                                                               --------------------------------

                 NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

                                                                                                   Three Months
                                                                               Year Ended               Ended
                                                                               December 31,           March 31,
                                                                                   1996                 1997
                                                                               --------------------------------
(3) The tax effect of the pro forma adjustments is based on a 45%
     effective tax rate applied to taxable income.                             $  482,000          $   148,000
                                                                               --------------------------------
                                                                               --------------------------------

(4) To record adjustments related to long-term capital lease obligations not assumed by Richey for computer equipment:
     Reduction in amortization expense                                         $ (478,000)         $ (181,000)
                                                                               --------------------------------
                                                                               --------------------------------

     Reduction in interest expense                                             $ (325,000)         $  (81,000)
                                                                               --------------------------------
                                                                               --------------------------------




NOTE 4.  COST SAVINGS

The pro forma income statement does not reflect any cost savings directly attributable to the acquisition. The Company anticipates significant cost savings including:

    - Reduction in excess facility costs. As part of the Richey acquisition, STI has new arrangements for reduced space in Toronto, Montreal and Vancouver. This will result in significant reductions in facility rent expense. In addition, Richey is not assuming long-term capital lease obligations for computer equipment. This will result in significant savings. See pro forma adjustment (4) in Note 3. Richey is in the process of converting all systems to its mainframe computer, which it expects to complete in six months. During the conversion period, Richey will enter into short-term arrangement to use the STI computer equipment. As part of the transaction, STI, through Richey, contributed $1,093,000 toward settlement of these leases with any additional financial costs to settle these leases the responsibility of Simmonds.

    - Reduction in redundant salaries and benefits. In addition to initiatives taken by past STI management during 1996 to reduce personnel counts from 280 to 170, Richey is undertaking its own restructuring that will eliminate approximately 69 additional redundant positions.

    - Elimination of STI management fees of $359,000 that were terminated as a result of the agreement.

    -    Reduction in duplicate corporate expenses.

    - Reduction in expenses attributed to changes in operating policies related to branch operating expenses, freight billing policies and advertising costs.

                 NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)


NOTE 5.  BALANCE SHEET PRO FORMA ADJUSTMENTS

The following is a description and summary of the pro forma adjustments to the condensed balance sheet:


                                                                   March 31,
                                                                     1997
                                                                  Debit (Credit)
                                                                  --------------

  INTERCOMPANY DEBT REPAYMENT AGREEMENT ADJUSTMENTS
  Indebtedness due to related party not assumed by Richey.........$  8,860
  Inventory transfer of non-core inventory to Simmonds............  (3,424)
  Additional paid-in capital for value of warrants................    (750)
  Other long-term debt for financing of amount
   for settlement of leases.......................................  (1,093)
  Contingent payment obligation...................................      -

  REFINANCING IN CONJUNCTION WITH TRANSACTION
  Payoff of STI revolving line of credit for
   refinancing of STI debt........................................   5,756
  New line-of-credit borrowings for refinancing of STI debt.......  (5,756)

  OTHER PURCHASE ACCOUNTING ADJUSTMENTS INCLUDING ASSETS NOT ACQUIRED
   AND LIABILITIES NOT ASSUMED
  Other...........................................................    (260)
  Goodwill, acquisition of STI....................................   1,328
  Goodwill, prior acquisitions by STI.............................    (285)
  Deferred taxes..................................................   3,000
  Assets under capital leases.....................................  (3,170)
  Accrued transaction costs.......................................    (750)
  Obligations under capital leases (other long-term debt of $2,256
   and current maturities of $597)................................   2,853
  Common stock of STI.............................................     866
  Accumulated deficit of STI......................................  (7,175)

To record purchase accounting adjustments in accordance with Accounting Principles Board Opinion No. 16 and to reflect recapitalization and adjustments for related party debt repayment agreement, where $3.4 million of non-core inventory was transferred to Simmonds, Simmonds received 197,044 of Richey common stock warrants valued at $750,000, STI contributed $1,093,000 toward settlement of capital lease obligations to be retained by Simmonds and agreed to make a contingent payment based upon STI earnings in 2001, for settlement of all related party debt.